FOR IMMEDIATE RELEASE	November 3, 2010

Contact:

Jessica Hatfield
Tel: 0044 (0)207 739 0028
Fax: 0044 (0)207 657 3275
www.clenergen.com

CLENERGEN CORPORATION COMMENCE FULL POWER GENERATION AT IT’S 18MW BIOMASS PLANT WITH ESTIMATED ANNUAL TURNOVER OF US$ 15 MM

(Chennai, India -November 3, 2010) Clenergen Corporation (OTC.CRGE-BOERSE FRANKFURT 9CE) today announced that it’s 18 MW biomass combustion steam technology plant situated in Tamil Nadu, India has entered commenced full power generation on a 24/7 basis.

Clenergen India Private Limited took control of the 18 MW biomass plant in early October this year. Repairs were conducted and maximum capacity was achieved upon the successful launch. The 18 MW biomass plant uses combustion steam technology to generate power. The process is a low carbon emission, because 90% of the carbon dioxide that would have been emitted would be already captured by the feedstock being combusted.

The 18 MW biomass plant had commenced transmission of power to the grid since its synchronization on 23rd October 2010. Currently short term power tariffs range from 12-22 cents per KW/h, however all sales from December 2010-January 2011 is expected to be with PTC India Limited, as Clenergen has an existing 15 year Power Purchase Agreement with PTC India Ltd where the average tariff which is likely to be 14 cents per KW/h, with guaranteed payments each month

At the projected 80% Plant Load Factor, Clenergen will be able to generate 345,000 KW/h per day which will fetch potential annual revenue of around US$15 million. Clenergen will seek to register the project with UNFCCC as a CDM project and thus leverage the carbon credits generated from the project to increase its top line by the sale of carbon credits.

Commenting on the development, Mark Quinn, Executive Chairman of Clenergen Corporation, said “the commencement of power transmission at our 18MW/h biomass plant right on schedule marks a huge stride towards our operational goals. It gives a big boost to the other strategic initiatives that we have taken elsewhere and moves Clenergen into being a revenue generating company.”

About Clenergen Corporation

Clenergen Corporation is a publicly-traded company with its common stock quoted on the Over-the-Counter-Bulletin Board (OTC.CRGE-BOERSE FRANKFURT 9CE).  Clenergen offers strategic clean energy generation and supply of biomass feedstock to address the requirement for renewable and sustainable supplies of electricity.  Clenergen has developed a unique modular system for gasification and localized plantation management. Clenergen also plans to provide biomass feedstock for producing wood pellets for co firing with coal to produce low emission electricity.

Clenergen Corporation intends to use proprietary and mixed biomass feedstock to implement sustainable supplies of clean energy  for captive end users, islands, mining companies, government or privately owned power grid systems and  other end users. The "Distributed Environmental Power System" marries significant proprietary advancements in plant science with proven long standing engineering technologies to achieve this goal.  For further information on Clenergen Corporation and its products and services, go to: www.clenergen.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “may,” “anticipate,” “believe,” “should,” “intend,” “estimate,” and variations of such words.  Forward-looking statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, those risks and uncertainties contained in this press release and those identified in the periodic reports that the company files with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act.